UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)           DECEMBER 7, 2006
                                                --------------------------------

                           DARLING INTERNATIONAL INC.
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               (Exact Name of Registrant as Specified in Charter)

       DELAWARE                       000-24620                  36-2495346
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(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)

251 O'CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS                   75038
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       (Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:            (972) 717-0300
                                                    ----------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02.  DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         On December 7, 2006, the Board of Directors of Darling International Inc. (the "Company") resolved to amend certain Senior Executive Termination Benefits Agreements by and between the Company and each of Neil Katchen, Mitchell C. Kilanowski, John O. Muse and Robert H. Seemann (each, an "Agreement" and together, the "Agreements"). Each of Messrs. Katchen, Kilanowski, Muse and Seemann is referred to herein individually as "Executive" and together as the "Executives."

         Set forth below is a brief description of the material terms and conditions of the Agreements. The summary set forth below is not intended to be complete and is qualified in its entirety by reference to the full text of the Form of Senior Executive Termination Benefits Agreement attached hereto as
Exhibit 10.1.

         Pursuant to the Agreements, the Company must provide the applicable Executive certain benefits (discussed below) upon any termination of his employment except (i) termination by reason of the voluntary resignation by such Executive, (ii) termination for Cause (as defined in the Agreements) or (iii) termination upon such Executive's normal retirement. Neither permanent or long-term disability status nor death of Executive are deemed a termination for purposes of the Agreements. Such termination with the exceptions set forth above is referred to herein as an "Eligible Termination Event."

         Subject to the mitigation provisions (discussed below), the Company shall provide Executive the following benefits upon an Eligible Termination
Event: (i) periodic payment in the amount of Executive's salary at the rate in effect on the date of the Eligible Termination Event until such Executive has been paid one times his annual base salary, (ii) any accrued vacation pay due but not yet taken at the date of the Eligible Termination Event, (iii) life, disability, health and dental insurance, and certain other similar fringe benefits of the Company (or similar benefits provided by the Company) (the "Fringe Benefits") in effect immediately prior to the date of termination for a period of one year from the date of termination to the extent allowed under the applicable policies. See the Company's Proxy Statement filed with the Securities and Exchange Commission on April 10, 2006 for salary and other benefits information for each of the Executives.

         Executive is not entitled to any bonus under the Company's Executive Bonus Plan for the year in which the Eligible Termination Event occurs.

         In addition, upon an Eligible Termination Event, the Company shall engage an outplacement counseling service of national reputation, at its own expense, to assist Executive in obtaining employment until the earliest of (i) two years from the date of the Eligible Termination Event, (ii) such date as Executive obtains employment or (iii) Company expenses related thereto equal $10,000.

         Executive is required to mitigate the payments under the Agreements by seeking other comparable employment as promptly as practicable after the Eligible Termination Event. Amounts due under the Agreements will be offset against or reduced by any amount earned from other such employment. The Fringe Benefits shall terminate upon Executive's obtaining such other employment.

         Each Agreement was amended by an Addendum to Senior Executive Termination Benefits Agreement (the "Addendum"). Mr. Katchen signed the Addendum on December 7, 2006, Messrs. Kilanowski and Muse each signed the Addendum on December 8, 2006, and Mr. Seemann signed the addendum on December 12, 2006. Each Addendum extended the term of the applicable Agreement by one year to December 31, 2007. All other terms and conditions of each Agreement remain unchanged. A Form of the Addendum is attached hereto as Exhibit 10.2 and incorporated herein by reference.



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ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

           10.1         Form of Senior Executive Termination Benefits Agreement.

           10.2 Form of Addendum to Senior Executive Termination Benefits Agreement.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            DARLING INTERNATIONAL INC.


Date:  December 13, 2006                    By: /s/  John O. Muse
                                                ------------------------------
                                                John O. Muse
                                                Executive Vice President
                                                Finance and Administration












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                                  EXHIBIT LIST

10.1     Form of Senior Executive Termination Benefits Agreement.

10.2     Form of Addendum to Senior Executive Termination Benefits Agreement.




















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